As filed with the Securities and Exchange Commission on November 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-2381442
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
47827 Halyard Drive
Plymouth, Michigan 48170
(734) 414-6100
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Perceptron, Inc.
Employee Stock Purchase Plan
(Full Title of the Plan)
David W. Geiss, Vice President, General Counsel and Secretary
Perceptron, Inc.
47827 Halyard Drive, Plymouth, Michigan 48170
(734) 414-6100
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Thomas S. Vaughn, Esq.
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan 48243
(313)568-6800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering	Aggregate	Registration
To be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock, without par value	100,000	$3.31	$331,000	$18.47

(1)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the Common Stock on the Nasdaq Stock Market on November 20, 2009.

(2)	The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

     In accordance with general instruction E to Form S-8, Perceptron, Inc. (the “Company”) hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 33-93910, filed on June 26, 1995, registering 100,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s Employee Stock Purchase Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 6. Indemnification of Directors and Officers.
          Michigan Business Corporation Act
     The Company is organized under the Michigan Business Corporation Act (the “MBCA”) which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.
     The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.
     The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors’ and officers’ liability insurance.
     The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA relating to unlawful distributions; or (iv) an intentional criminal act. If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses incurred in the action. The foregoing does not apply if the director’s actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.
     Articles of Incorporation and Bylaws of the Registrant
     The Company’s Restated Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director’s fiduciary duty. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.
     The Company’s Amended and Restated Bylaws generally require the Company to indemnify officers and directors to the fullest extent legally possible under the MBCA. In addition, the Amended and Restated Bylaws require the Company to indemnify any person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the same degree as the foregoing indemnification of directors and officers. The Company’s Amended and Restated Bylaws further provide for the advancement of litigation expenses at the request of a director or officer under certain circumstances. Directors and officers are entitled to bring suit against the Company for failure to make a requested indemnification and the Company has the burden of proof to show such indemnification to be improper.
Item 8. Exhibits.
The following exhibits are filed with this Registration Statement:

Exhibit
Number	Description

4.1	Perceptron, Inc. Employee Stock Purchase Plan, as amended and restated as of October 22, 2004, is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed December 10, 2004.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Grant Thornton, LLP.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
               provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
               (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth, state of Michigan on this 23rd day of November, 2009.

PERCEPTRON, INC.
By:	/s/ Harry T. Rittenour
Harry T. Rittenour
Its:	President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints Harry T. Rittenour, John H. Lowry III and David W. Geiss, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement filed by Perceptron, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Date	Title
/s/ Harry T. Rittenour Harry T. Rittenour	November 18, 2009	President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ John H. Lowry III John H. Lowry III	November 18, 2009	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Sylvia M. Smith Sylvia M. Smith	November 18, 2009	Controller (Principal Accounting Officer)
/s/ W. Richard Marz W. Richard Marz	November 18, 2009	Chairman of the Board and Director
David J. Beattie		Director
/s/ Kenneth R. Dabrowski Kenneth R. Dabrowski	November 18, 2009	Director
/s/ Philip J. DeCocco Philip J. DeCocco	November 18, 2009	Director
/s/ Robert S. Oswald Robert S. Oswald	November 18, 2009	Director
/s/ James A. Ratigan James A. Ratigan	November 18, 2009	Director
/s/ Terryll R. Smith Terryll R. Smith	November 18, 2009	Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Perceptron, Inc. Employee Stock Purchase Plan, as amended and restated as of October 22, 2004, is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed December 10, 2004.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Grant Thornton, LLP.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).